Exhibit 10.2

May 12, 2026

HC VIII Sponsor LLC

195 US Hwy 50, Suite 207

Zephyr Cove, Nevada 89448

(775) 339-1671

AMENDMENT TO THE INSIDER LETTER AGREEMENT

This AMENDMENT TO THE LETTER AGREEMENT, dated as of May 12, 2026 (this “Amendment”), is entered into by and between Hennessy Capital Investment Corp. VIII, a Cayman Islands exempted company (the “Company”) and HC VIII Sponsor LLC, a Nevada limited liability company (“Hennessy Capital”).

WHEREAS, the parties hereto previously entered into that certain Letter Agreement, dated as of February 4, 2026 (the “Letter Agreement”);

WHEREAS, pursuant to Paragraph 12 of the Letter Agreement, the Letter Agreement may be changed, amended, modified or waived as to any particular provision by a written instrument executed by all parties thereto; and

WHEREAS, subject to the terms and conditions set forth herein, the parties hereto desire to amend the Letter Agreement as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Paragraph 9 of the Letter Agreement is hereby amended by deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and adding the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth below:

“Except as disclosed in the Prospectus, neither the Sponsor nor any Insider nor any affiliate of the Sponsor or any Insider, nor any director or officer of the Company, shall receive from the Company any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is), other than the following, none of which will be made from the proceeds held in the Trust Account prior to the completion of the initial Business Combination: repayment of a loan and advances of up to $250,000 made to the Company by the Sponsor to cover expenses related to the organization of the Company and the Public Offering; payment to an affiliate of the Sponsor for certain office space, utilities and secretarial and administrative support as may be reasonably required by the Company for a total of $15,000 per month; payments to the Company’s Chief Financial Officer of $10,000 per month plus a tax reimbursement payment designed to offset half of the self-employment taxes borne directly by the consultant in connection with fees paid under the consulting arrangement; payments to the Company’s President of $15,000 per month plus a tax reimbursement payment designed to offset half of the self-employment taxes borne directly by the consultant in connection with fees paid under the consulting arrangement; payments to certain other non-officer individual service providers of the Company of an aggregate of $27,500 per month, with discretionary annual bonuses of up to an aggregate of $295,000, some or all of which may be paid through Hennessy Capital Group LLC at an at-cost arrangement for individual service providers who are employees of Hennessy Capital Group LLC; reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating and consummating an initial Business Combination, and repayment of loans, if any, and on such terms as to be determined by the Company from time to time, made by the Sponsor or certain of the Company’s officers and directors to finance transaction costs in connection with an intended initial Business Combination, provided, that, if the Company does not consummate an initial Business Combination, a portion of the working capital held outside the Trust Account may be used by the Company to repay such loaned amounts so long as no proceeds from the Trust Account are used for such repayment. Up to $2,500,000 of such loans may be convertible into Private Placement Units of the post Business Combination entity at a price of $10.00 per Private Placement Unit at the option of the lender. Such Private Placement Units would be identical to the Private Placement Units issued to our sponsor.”

2. Except as expressly amended by this Amendment, all of the terms and provisions of the Letter Agreement are unchanged and remain in full force and effect. From and after the date of this Amendment, any reference to “this Agreement” or “hereto” in the Letter Agreement and any reference to “the Letter Agreement” or a similar reference to the Letter Agreement in this Amendment or in any other document or instrument executed or delivered in connection therewith or herewith shall be construed as a reference to the Letter Agreement as amended by this Amendment. In the event of any conflict between the terms of this Amendment and the terms of the Letter Agreement, the terms of this Amendment shall control.

3. This Amendment may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Amendment transmitted by electronic transmission (including by email or in .pdf format) or facsimile as well as electronically or digitally executed counterparts (such as DocuSign) shall have the same authority, effect, and enforceability as an original signature and shall be considered irrevocable originally executed counterparts of this Amendment.

4. This Amendment shall be construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

[Signature Pages Follow]

Very yours truly,

HC VIII Sponsor LLC

By:	Hennessy Capital Group LLC, its manager

By:	/s/ Daniel J. Hennessy
Name:	Daniel J. Hennessy
Title:	Managing Member

/s/ Daniel J. Hennessy
Daniel J. Hennessy

/s/ Thomas D. Hennessy
Thomas D. Hennessy

/s/ Nicholas Geeza
Nicholas Geeza

/s/ Brian Bonner
Brian Bonner

/s/ Kyle Crowley
Kyle Crowley

/s/ Javier Saade
Javier Saade

/s/ Sandra Stash
Sandra Stash

/s/ Elizabeth Williams
Elizabeth Williams

Agreed and accepted:

HENNESSY CAPITAL INVESTMENT CORP. VIII

By:	/s/ Daniel J. Hennessy
Name:	Daniel J. Hennessy
Title:	Chief Executive Officer

[Signature Page to Amendment to the Letter Agreement]